Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015, with respect to the consolidated financial statements of Sunoco LP (not presented separately herein), incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Energy Transfer Equity, L.P. for the registration of its common units representing limited partner interests.

/s/ Ernst & Young LLP

Houston, Texas

February 3, 2017